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                                                                     Exhibit 8.1

                               August 2, 2000



Spiegel Credit Corporation III
400 West 9/th/ Street
Suite 101B
Wilmington, Delaware 19810

     Re:  Spiegel Credit Card Master Note Trust
          Certain Federal Tax Consequences

Ladies and Gentlemen:

     We have acted as tax counsel to Spiegel Credit Corporation III, a Delaware corporation ("SCCIII") in connection with the filing by SCCIII, as co-registrant, and on behalf of Spiegel Credit Card Master Note Trust (the "Trust"), as co-registrant, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-39062, as amended (the "Registration Statement"), filed by SCCIII and the Trust under the Act, registering its asset-backed notes secured by receivables in a portfolio of private-label retail credit card accounts and related assets (the "Notes"). The Notes of a particular Series will be issued pursuant to a Master Indenture between the Trust and an indenture trustee (the "Indenture Trustee"), substantially in the form filed as
Exhibit 4.1 to the Registration Statement, and a related Indenture Supplement (the "Indenture Supplement") between the Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the form of Master Indenture.
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Spiegel Credit Corporation III
August 2, 2000
Page 2

     In connection with your request, we have examined executed copies of the Registration Statement and forms of the Master Indenture, Indenture Supplement, and Transfer and Servicing Agreement attached thereto, and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the "Transaction Documents"). Our opinion is based upon an examination of the Transaction Documents, representations of representatives of SCCIII and its affiliates as to relevant material facts, the Internal Revenue Code of 1986, as amended, Treasury Regulations (whether proposed, temporary, or final), judicial decisions, administrative rulings, and other applicable legal authorities. The statutory provisions, regulations, legal authorities, and interpretations on which our opinions are based are, of course, subject to change, and such changes could apply retroactively. In addition, there can be no assurance that the relevant tax authorities will not take a position contrary to those stated herein. In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the representations of SCCIII and its affiliates are correct.

     Based on and subject to the foregoing, we are of the opinion that the statements set forth in the prospectus included in the Registration Statement under the caption "Federal Income Tax Consequences," insofar as they purport to constitute summaries of the U.S. federal income tax law or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. We hereby confirm and adopt the opinions expressly set forth under the caption "Federal Income Tax Consequences" in the prospectus.

     This opinion letter is rendered as of the date hereof and is based upon our understanding of the law and the facts as of that date, and we undertake no obligation to revise this opinion letter to reflect any changes in the law or the facts that may occur after the date hereof. This letter is for the sole use of the addressee and its affiliates and may not be used, circulated, quoted, or relied upon by any other person.

     We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and the use of our name under the caption "Federal Income Tax Consequences" in the prospectus and under the caption "Tax Status" in the form of prospectus supplement included in the Registration Statement. In giving this consent, this Firm does not hereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ Rooks, Pitts and Poust